                                                                 EXHIBIT 4(eeee)

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                           MERRILL LYNCH & CO., INC.



                                      and

                             _____________________,

                                as Warrant Agent



                               WARRANT AGREEMENT

                         Dated as of ____________, ____


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

                         Table of Contents
                         -----------------
                                                             Page
                                                             ----

                            ARTICLE I.

                ISSUANCE OF WARRANTS AND EXECUTION
               AND DELIVERY OF WARRANT CERTIFICATES

SECTION 1.01.  Issuance of Warrants; Book-Entry Procedures;
               Successor Depositary...........................  2
SECTION 1.02.  Form, Execution and Delivery of Global
               Warrant Certificate............................  3
SECTION 1.03   Global Warrant Certificate ....................  4
SECTION 1.04   Registration of Transfers and Exchanges........  4
SECTION 1.05   Warrant Certificates...........................  5

                            ARTICLE II.

         WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

SECTION 2.01.  Warrant Price..................................  8
SECTION 2.02.  Duration of Warrants...........................  9
SECTION 2.03.  Exercise of Warrants...........................  9
SECTION 2.04.  Return of Global Warrant Certificate........... 12

                           ARTICLE III.

              OTHER PROVISIONS RELATING TO RIGHTS OF
                  HOLDERS OF WARRANT CERTIFICATES

SECTION 3.01.  No Rights as Warrant Securityholders
               Conferred by Warrants or Warrant
               Certificates................................... 12
SECTION 3.02.  Lost, Stolen, Mutilated or Destroyed
               Warrant Certificates........................... 12
SECTION 3.03.  Holder of Warrant Certificate May
               Enforce Rights................................. 13

                            ARTICLE IV.

                     CANCELLATION OF WARRANTS

SECTION 4.01.  Cancellation of Warrants....................... 13
SECTION 4.02.  Treatment of Holders........................... 13
SECTION 4.03.  Termination of Warrants........................ 13

                            ARTICLE V.

                   CONCERNING THE WARRANT AGENT

SECTION 5.01.  Warrant Agent.................................. 14
SECTION 5.02.  Conditions of Warrant Agent's
               Obligations. .................................. 14
SECTION 5.03.  Resignation and Appointment of
               Successor. .................................... 16
SECTION 5.04.  Payment of Taxes............................... 17

                            ARTICLE VI.

                           MISCELLANEOUS

SECTION 6.01.  Amendment...................................... 17
SECTION 6.02.  Notices and Demands to the Company and
               Warrant Agent.................................. 18
SECTION 6.03.  Addresses...................................... 18
SECTION 6.04.  Governing Law.  ............................... 18
SECTION 6.05.  Delivery of Prospectus......................... 18
SECTION 6.06.  Obtaining of Governmental Approvals............ 19
SECTION 6.07.  Persons Having Rights under Warrant Agreement.. 19
SECTION 6.08.  Headings....................................... 19
SECTION 6.09.  Counterparts................................... 19
SECTION 6.10.  Inspection of Agreement........................ 19
[SECTION 6.11. Adjustment of Number of [Preferred
               Stock] [Shares of Common Stock];
               Notices........................................ 20
SECTION 6.12.  Fractional Shares.............................. 27

     THIS WARRANT AGREEMENT dated as of _____________, ____ between Merrill Lynch & Co., Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company") and _____________, a ______________ organized and existing under the laws of _________________, as Warrant Agent (hereinafter called the "Warrant Agent").

     WHEREAS, the Company proposes to issue and sell from time to time, either jointly or separately, certain of its (i) preferred stock, par value $1.00 per share (the "Preferred Stock"), and/or (ii) common stock, par value $1.33 per share (together with the preferred share purchase rights issued pursuant to the Amended and Restated Rights Agreement dated as of December 2, 1997 between the Company and The Chase Manhattan Bank, together the "Common Stock"), and/or,
(iii) warrants (the "Warrants") to purchase Preferred Stock or Common Stock in one or more offerings on terms determined at the time of sale; and

     WHEREAS, the Company has prepared and filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333- ), including a prospectus, relating to the securities described above and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"); and

     [If Preferred Stock - WHEREAS, the Company has established a series of
      ------------------
Preferred Stock in accordance with the terms of the Certificate of Vote of Directors establishing a Series of a Class of Stock relating to such Preferred Stock (the "Certificate of Vote"); and]

     WHEREAS, the Company proposes to sell warrant certificates evidencing one or more warrants (the "Warrants" or, individually, a "Warrant") representing the right to purchase the Preferred Stock] [Common Stock] purchasable through exercise of Warrants (the "Warrant Securities"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Warrant Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                       ISSUANCE OF WARRANTS AND EXECUTION
                     AND DELIVERY OF WARRANT CERTIFICATES.

     SECTION 1.01.  Issuance of Warrants; Book-Entry Procedures; Successor
                    ------------------------------------------------------
Depositary. (a)  The Warrants shall initially be represented by a single
----------
certificate (the "Global Warrant Certificate"). Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase __ shares of Warrant Securities. Beneficial owners of interests in the Global Warrant Certificate shall not be entitled to receive definitive Warrants evidencing the Warrants; provided, however, that if (i) the Depositary (as defined below) is at any time unwilling or unable to continue as Depositary for the Warrants and a successor Depositary is not appointed by the Company within 90 days, or (ii) the Company shall be adjudged bankrupt or insolvent or make an assignment for the benefit of its creditors or institute proceedings to be adjudicated bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under applicable law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Company or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, the Company will issue Warrants in definitive form in exchange for the Global Warrant Certificate. In addition, the Company may at any time determine not to have the Warrants represented by a Global Warrant Certificate and, in such event, will issue Warrants in definitive form in exchange for the Global Warrant Certificate. In either instance, and in accordance with the provisions of this Agreement, each beneficial owner of an interest in the Global Warrant Certificate will be entitled to have a number of Warrants equivalent to such owner's beneficial interest in the Global Warrant Certificate registered in its name and will be entitled to physical delivery of such Warrants in definitive form by the Depositary Participant (as defined herein) through which such owner's beneficial interest is reflected. The provisions of Section 1.05 shall apply only if, and when, Warrants in definitive form ("Warrant Certificates") are issued hereunder. Unless the context shall otherwise require, all references in this Agreement to the Global Warrant Certificate shall include the Warrant Certificates in the event that Warrant Certificates are issued.

     The Global Warrant Certificate shall be deposited with the Depositary or its agent (the term "Depositary", as used herein, initially refers to The Depositary Trust Company and includes any successor depository selected by the Company as provided in Section 1.01(c)) for credit to the accounts of the Depositary Participants as shown on the records of the Depositary from time to time.

     (b) The Global Warrant Certificate will initially be registered in the name of a nominee of the Depositary selected by the Company for the Warrants. The Warrant holdings of Depositary Participants will be recorded on the books of the Depositary. The holdings of customers of Depositary Participants will be reflected on the books and records of such Depositary Participants and will not be known to the Warrant Agent, the Company or to the Depositary. "Depositary Participants" include securities brokers and dealers, banks and trust companies, clearing organizations and certain other organizations which are participants in the Depositary's system. The Global Warrant Certificate will be held by the Depositary or its agent. In this Agreement, "Holder" or "Warrantholder" means the person in whose name a Warrant Certificate (including a Global Warrant Certificate) is registered on the register maintained for such purpose by the Warrant Agent. The Depositary or its nominee will be the sole Holder of a Global Warrant Certificate.

     (c) The Company may from time to time select a new entity to act as Depositary and, if such selection is made, the Company shall promptly give the Warrant Agent notice to such effect identifying the new Depositary, and the Global Warrant Certificate shall be delivered to the Warrant Agent and shall be transferred to the new Depositary as provided in Section 1.04 as promptly as possible. Appropriate changes may be made in the Global Warrant Certificate and the related notices delivered in connection with an exercise of Warrants to reflect the selection of the new Depositary.

     SECTION 1.02.  Form, Execution and Delivery of Global Warrant Certificate.
                    ----------------------------------------------------------
The Global Warrant Certificate shall be in registered form and substantially in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement. The Global Warrant Certificate may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as a duly authorized officer the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed or of the Depositary, or to conform to usage. The Global Warrant Certificate shall be signed on behalf of the Company by the President, the Treasurer or Comptroller or any Vice President of the Company (each, an "Authorized Officer"), manually or by facsimile signature, and a facsimile of the seal of the Company shall be impressed, imprinted or engraved thereon, which shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of the Global Warrant Certificate that has been duly authenticated and delivered by the Warrant Agent.

     In case any Authorized Officer who shall have signed the Global Warrant Certificate on behalf of the Company either manually or by facsimile signature shall cease to be such officer before the Global Warrant Certificate so signed shall have been authenticated and delivered by the Warrant Agent to the Company or delivered by the Company, such Global Warrant Certificate nevertheless may be authenticated and delivered as though the person who signed such Global Warrant Certificate had not ceased to be such officer; and the Global Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Global Warrant Certificate, shall be the proper Authorized Officers, although at the date of the execution of this Agreement any such person was not such officer.

     SECTION 1.03          Global Warrant Certificate .  A Global
                           --------------------------

Warrant Certificate relating to [           ] Warrants originally issued may be
executed by the Company and delivered to the Warrant Agent on or after the date of execution of this Agreement. The Warrant Agent is authorized, upon receipt of the Global Warrant Certificate from the Company, duly executed on behalf of the Company, to authenticate such Global Warrant Certificate. The Global Warrant Certificate shall be manually authenticated and dated the date of its authentication by an authorized signatory of the Warrant Agent and shall not be valid for any purpose unless so authenticated. The Warrant Agent shall authenticate and deliver the Global Warrant Certificate to or upon the written order of the Company.

     SECTION 1.04  Registration of Transfers and Exchanges.  Except as otherwise
                   ---------------------------------------
provided herein or in the Global Warrant

Certificate, the Warrant Agent shall from time to time register the transfer of the Global Warrant Certificate in the records of the Warrant Agent only to the Depositary, to a nominee of the Depositary, to a successor Depositary, or to a nominee of a successor Depositary, upon surrender of such Global Warrant Certificate, duly endorsed and accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly signed by the registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, the Company shall execute and the Warrant Agent shall authenticate and deliver in the name of the designated transferee a new Global Warrant Certificate of like tenor and evidencing a like number of Warrants as evidenced by the Global Warrant Certificate at the time of such registration of transfer.

     The Global Warrant Certificate may be transferred as provided above at the option of the Holder thereof when surrendered to the Warrant Agent at its office or agency maintained for the purpose of transferring any of the Warrants, which shall be south of Chambers Street in the Borough of Manhattan, The City of New York (the "Warrant Agent Office"), and which is, on the date of this Agreement,
[                     ]  Attention: Corporate Trust Services, or at the office
of any successor Warrant Agent as provided herein, in exchange for another Global Warrant Certificate of like tenor and representing a like number of Warrants.

     SECTION 1.05  Warrant Certificates.  Any Warrant Certificates issued in
                   --------------------
accordance with Section 1.01(a) shall be in registered form substantially in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are necessary or desirable for individual Warrant Certificates, and may represent any integral multiple of Warrants. The Warrant Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the Authorized Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed or of the Depositary, or to conform to usage. Warrant Certificates shall be signed by an Authorized Officer upon the same conditions, in substantially the same manner and with the same effect as the Global Warrant Certificate.

     Each Warrant Certificate, when so signed by an Authorized Officer, shall be delivered to the Warrant Agent, which shall manually authenticate and deliver the same to or upon the written order of the Company. Each Warrant Certificate shall be dated the date of its authentication.

     No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been authenticated by the manual signature of a duly authorized signatory of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so authenticated has been duly issued hereunder.

     Warrant Certificates delivered in exchange for the Global Warrant Certificate shall be registered in such names and addresses (including tax identification numbers) and in such denominations as shall be requested in writing by the Depositary or its nominee in whose name the Global Warrant Certificate is registered, upon written certification to the Company and the Warrant Agent in form satisfactory to each of them of a beneficial ownership interest in the Global Warrant Certificate.

     The Company shall cause to be kept at an office of the Warrant Agent in The City of New York a register (the register maintained in such office and in any other office or agency maintained by or on behalf of the Company for such purpose being herein sometimes collectively referred to as the "Warrant Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and the transfer of Warrant Certificates. The Warrant Agent is hereby appointed "Warrant Registrar" for the purpose of registering Warrant Certificates and the transfer of Warrant Certificates as herein provided.

     Upon surrender for registration of a transfer of a Warrant Certificate at an office or agency of the Company maintained for such purpose, the Company shall execute, and the Warrant Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Warrant Certificates of any authorized denominations and representing Warrants of a like aggregate number.

     At the option of the Holder, Warrant Certificates may be exchanged for other Warrant Certificates of any authorized denominations and representing Warrants of a like aggregate number, upon surrender of the Warrant Certificates to be exchanged at such office or agency. Whenever any Warrant Certificates are so surrendered for exchange, the Manager on behalf of the Company shall execute, and the Warrant Agent shall authenticate and deliver, the Warrant Certificates which the Holder making the exchange is entitled to receive.

     All Warrant Certificates issued upon any registration of a transfer or an exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations of the Company, and entitled to the same benefits under this Warrant Agreement, as the Warrant Certificates surrendered upon such registration of a transfer or an exchange.

     Every Warrant Certificate presented or surrendered for registration of a transfer or for an exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of a transfer or an exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of a transfer or an exchange of Warrant Certificates.

     If any mutilated Warrant Certificate is surrendered to the Warrant Agent, the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor a new Warrant Certificate of like tenor representing Warrants of a like number and bearing a number not contemporaneously outstanding.

     If there shall be delivered by a Holder to the Company and the Warrant Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless and (iii) funds sufficient to cover any cost or expense to the Company (including any fees charged by the Warrant Agent) relating to the issuance of a new Warrant Certificate, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Warrant Agent shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor representing Warrants of a like number and bearing a number not contemporaneously outstanding.

     Every new Warrant Certificate issued pursuant to this Section 1.05 in lieu of any destroyed, lost or stolen Warrant

Certificate shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder.

     The provisions of this Section 1.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

     Prior to due presentment of a Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the Holder of such Warrant Certificate as the owner of such Warrant Certificate for all purposes hereunder whatsoever, whether or not such Warrant Certificate has been transferred and neither the Company, the Warrant Agent nor any agent of the Company or the Warrant Agent shall be affected by notice to the contrary.

     All Warrant Certificates surrendered for registration of transfer or exchange shall, if surrendered to any person other than the Warrant Agent, be delivered to the Warrant Agent and shall be promptly cancelled by it. The Company may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall be promptly cancelled by the Warrant Agent. No Warrant Certificates shall be authenticated in lieu of or in exchange for any Warrant Certificates cancelled as provided in this Section 1.05, except as expressly permitted by this Warrant Agreement. All cancelled Warrant Certificates held by the Warrant Agent shall be disposed of as directed by the Company.

                                  ARTICLE II.

               WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS.

     SECTION 2.01.  Warrant Price.  [On__________, ____] the exercise price of
                    -------------
each Warrant is [$]___________. [During the period from __________, ____ through and including _________, ____, the exercise price of each Warrant will be [$]________. On _______, ____ the exercise price of each Warrant will be [$]_________. During the period from ____________, ____ through and including __________, ____, the exercise price of each Warrant will be [$]_______________. Such purchase price of Warrant Securities will be denominated in U.S. dollars and is referred to in this Agreement as the "Warrant Price."

     SECTION 2.02.  Duration of Warrants.  Each Warrant evidenced by a Warrant
                    --------------------
Certificate may be exercised in whole at any time, as specified herein, on or after [the date thereof] [_____________, ____] and at or before the close of business on _____________, ____ (such date, the "Expiration Date" and such period, the "Exercise Period"). Each Warrant not exercised at or before the close of business on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

     SECTION 2.03.  Exercise of Warrants.  (a) In order to exercise Warrants the
                    --------------------
Holder or Depositary Participant must deposit a notice (the "Exercise Notice") with the Depositary with a copy to the Warrant Agent, before 10:00 a.m., New York time, on any Exercise Date, such Exercise Notice to be in the form (for the time being current) available from the Warrant Agent, and must, in such Exercise
Notice: (i) specify the number of Warrants being exercised by the Holder or Depositary Participant; (ii) give an irrevocable authority and instruction to the Depositary to debit, on the first Business Day following the Exercise Date, the Depositary Participant's account pro tanto with the Warrants being
                                     --- -----
exercised; (iii) specify the number of the Depositary Participant's account at the Depositary, to be debited with the Warrants; (iv) specify the name and number of the account and the name and address of the relevant bank or other financial institution to which the shares or funds, if applicable, should be transferred or give other appropriate details; and (v) undertake to pay and give instructions for the payment of any applicable stamp duty, stamp duty reserve tax and any other charges, taxes and duties due by reason of exercise of Warrants.

     As the Warrants are represented by the Global Warrant Certificate, a beneficial owner must (at his own expense) complete, sign and deposit such Exercise Notice with the Depositary Participant, whereupon the Depositary shall promptly notify the Warrant Agent of such authority, such deposit and the number of the Warrants to be exercised. Upon exercise of part of a Global Warrant Certificate, the Depositary will note such exercise on the Schedule to such Global Warrant Certificate and the number of Warrants so exercised as represented by such Global Warrant Certificate shall be cancelled. Upon receipt of an Exercise Notice, the Depositary shall verify that the person exercising the Warrants is the holder thereof according to its books of and records, and, subject thereto, will confirm to the Warrant Agent (a) the number of Warrants being exercised, and (b) the name and number of the account and the name and address of the relevant bank or financial institution to which the shares or the funds, as the case may be, should be transferred (or other appropriate details for the transfer). To be valid, an Exercise

Notice must be lodged prior to 10:00 a.m., New York time, on the Exercise Date.

     Upon receipt thereof by the Warrant Agent, the Exercise Notice may not be withdrawn.

     The New York Business Day during the Exercise Period on which an Exercise Notice is received, or is deemed to have been received, prior to 10:00 a.m. New York time, as appropriate, by the Depositary, and the copy thereof by the Warrant Agent, is referred to herein as the "Exercise Date". Any Exercise Notice which is delivered to the Depositary and the copy thereof to the Warrant Agent, after 10:00 a.m. New York time, on any given date will be deemed to have been received on the next New York Business Day. Accordingly, in order to exercise Warrants on the Exercise Date, the relevant Exercise Notice must be received by the Depositary and the copy thereof by the Warrant Agent, no later than 10:00 a.m. New York time on the last day of the Exercise Period. Any Exercise Notice received or deemed to have been received after such time shall be void and all rights of the Warrantholder and any other person hereunder with respect to any Warrants which have not been duly exercised prior to such time shall lapse.

     Warrants with respect to which an Exercise Notice has been delivered as set out above shall nonetheless be deemed not to have been exercised in the event that (A) the Depositary or the Warrant Agent is not satisfied that the person submitting such Exercise Notice is, on the date of receipt, validly entitled to exercise such Warrants or (B) an Exercise Notice has not been delivered in complete or in proper form. Any such Exercise Notice shall for all purposes be void and of no effect and shall be deemed not to have been delivered.

     Any determination by the Depositary or the Warrant Agent as to whether an Exercise Notice is complete or in proper form shall, in the absence of manifest error, be conclusive and binding upon the Company, the Warrantholder and the beneficial owner of the Warrants exercised.

     (b) During the Exercise Period, any whole number of Warrants, may be exercised by providing certain information set forth in the Exercise Notice and by paying in full, [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in immediately available funds, the Warrant Price for each Warrant exercised, to the Warrant Agent at its corporate trust office, ____________________ [or at ________________________] on the Exercise Date. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in the account of the Company maintained with it for such purpose and shall advise the Company by telephone at the end of each day on which a [payment] [wire transfer] for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

     (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company shall reasonably require.

     (c) In respect of any Warrants which are duly exercised, the Company shall, on the Exercise Date, transfer or procure the transfer of the relevant Warrant Securities to the account with the bank or depositary or as otherwise specified by the exercising Warrantholder in the relevant Exercise Notice. Such instructions for the transfer of such Warrant Securities shall be in accordance with market practice and any applicable legal restrictions for the settlement of transactions in Warrant Securities executed on the Exercise Date for delivery on
the [            ] Stock Exchange, failing which, in the sole discretion of the
Company, the Company shall transfer or procure the transfer of such Warrant Securities in such manner as it shall see fit. All such Warrant Securities transferred shall be fully-paid and non-assessable and shall entitle the holders thereof to participate in full in all dividends and other distributions paid or made on the Warrant Securities the record date for which falls after the Exercise Date. Where any rounding adjustment has been made in calculating the number of Warrant Securities, the Warrant Agent shall be under no obligation to pay to the exercising Warrantholder an amount equal to such adjustment and the Warrantholder shall have no entitlement to demand the same.

     (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Securities; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Securities until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

     SECTION 2.04.  Return of Global Warrant Certificate.  At such time as all
                    ------------------------------------
of the Warrants have been exercised or otherwise cancelled, the Warrant Agent shall destroy the cancelled Global Warrant Certificate unless the Company directs it to be returned to the Company.


                                  ARTICLE III.

                     OTHER PROVISIONS RELATING TO RIGHTS OF
                        HOLDERS OF WARRANT CERTIFICATES.

     SECTION 3.01.  No Rights as Warrant Securityholders Conferred by Warrants
                    ----------------------------------------------------------
or Warrant Certificates.  No Warrant Certificate or Warrant evidenced thereby
-----------------------
shall entitle the Holder thereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right [to vote or] to receive payments of [dividends or distributions of any kind].

     SECTION 3.02.  Lost, Stolen, Mutilated or Destroyed Warrant Certificates.
                    ---------------------------------------------------------
Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to them and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

     SECTION 3.03.  Holder of Warrant Certificate May Enforce Rights.
                    ------------------------------------------------
Notwithstanding any of the provisions of this Warrant Agreement, any Holder of a Warrant Certificate, without the consent of the Warrant Agent, the Holder of any Warrant Securities or the Holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise the Warrant or Warrants evidenced by its Warrant Certificate in the manner provided in its Warrant Certificate and in this Warrant Agreement.


                                  ARTICLE IV.

                            CANCELLATION OF WARRANTS

     SECTION 4.01.  Cancellation of Warrants.  In the event the Company shall
                    ------------------------
purchase or otherwise acquire Warrants, such Warrants may, at the option of the Company and upon notification to the Warrant Agent, be surrendered free through a Depositary Participant for credit to the Warrant Account and if so credited the Warrant Agent shall promptly note the cancellation of such Warrants by notation on the records of the Warrant Agent. No Warrant shall be issued in lieu of or in exchange for any Warrant which is cancelled as provided herein, except as otherwise expressly permitted by this Agreement.

     SECTION 4.02.  Treatment of Holders.  The Company, the Warrant Agent and
                    --------------------
any agent of the Company or the Warrant Agent may deem and treat the Holder of any Warrant Certificate as the absolute owner of such Warrant Certificate (notwithstanding any notation of ownership or other writing thereon) for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent shall be affected by any notice to the contrary.

     SECTION 4.03.  Termination of Warrants.  The Company shall have the right
                    -----------------------
to terminate the Warrants if it shall have determined that its performance thereunder shall have become unlawful in whole or in part as a result of compliance in good faith by the Company with any applicable present or future law, rule, regulation, judgment, order or directive of any governmental, administrative, legislative or judicial authority or power ("applicable law"). In such circumstances the Company will, however, if and to the extent permitted by applicable law, pay to each Warrantholder in respect of each Warrant held by such Warrantholder an amount determined by the Warrant Agent as representing the fair market value of such Warrant immediately prior to such termination (ignoring such illegality). Payment will be made to the Warrantholders, in such manner as shall be notified to the Warrantholders in accordance herewith.


                                   ARTICLE V.

                         CONCERNING THE WARRANT AGENT.

     SECTION 5.01.  Warrant Agent.  The Company hereby appoints   ____________
                    -------------
as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth; and ____________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

     SECTION 5.02.  Conditions of Warrant Agent's Obligations.  The Warrant
                    -----------------------------------------
Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

     (a) Compensation and Indemnification.  (i) The Company agrees to pay the
         --------------------------------
Warrant Agent promptly the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. (ii) The Company agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability, or expense arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the reasonable costs and reasonable expenses of defending against any claim or liability in the premises, except, in each such case, to the extent any such loss, liability, or expense is attributable to negligence or bad faith on the part of Warrant Agent.

     (b)  Agent for the Company.  In acting under this Warrant Agreement and in
          ---------------------
connection with the Warrants, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust with any of the owners or holders of the Warrants.

     (c) Documents.  The Warrant Agent shall be protected and shall incur no
         ---------
liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificates, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

     (d) Certain Transactions.  The Warrant Agent, and its officers, directors
         --------------------
and employees, may become the owner of, or acquire any interest in, any Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

     (e) No Liability for Interest.  The Warrant Agent shall not be under any
         -------------------------
liability for interest on any monies at any time received by it pursuant to any of the provisions of this Warrant Agreement or of the Warrants.

     (f) No Liability for Invalidity.  The Warrant Agent shall not incur any
         ---------------------------
liability with respect to the validity of any of the Warrants.

     (g) No Responsibility for Representations.  The Warrant Agent shall not be
         -------------------------------------
responsible for any of the recitals or representations herein or in the Warrant Certificates contained (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

     (h) No Implied Obligations.  The Warrant Agent shall be obligated to
         ----------------------
perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 hereof, to make any demand upon the Company.

     SECTION 5.03.  Resignation and Appointment of Successor.  (a) The Company
                    ----------------------------------------
agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrant Certificates are no longer exercisable.

     (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation will become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company agrees to accept less notice. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligations of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

     (c) In case at any time the Warrant Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property or assets, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property or assets shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, it shall be disqualified from serving as Warrant Agent and a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent so disqualified shall cease to be Warrant Agent hereunder.

     (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without further act, deed or conveyance, shall become vested with all authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

     (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     SECTION 5.04.  Payment of Taxes.  The Company will pay all stamp and other
                    ----------------
duties, if any, to which, under the laws of the United States of America, this Warrant Agreement or the original issuance of the Warrant Certificates may be subject.


                                  ARTICLE VI.

                                 MISCELLANEOUS.

     SECTION 6.01.  Amendment.  (a) This Warrant Agreement and the terms of the
                    ---------
Warrants may be amended by the parties hereto, without the consent of the Holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided that such action shall not adversely affect the interests of the Holders of the Warrant Certificates.

     (b) This Warrant Agreement and the terms of the Warrants may be amended at any time with the consent of the Holders of not less than a majority in number of the Warrants that are outstanding and unexercised at such time, provided,
                                                                   --------
however, that no such amendment shall be made which shall (i) shorten the period
-------
of time during which the Warrants may be exercised or otherwise materially and adversely affect the exercise rights of the Holders or (ii) reduce the percentage in number of outstanding and unexercised Warrants the Holders of which must consent to any amendment of this Warrant Agreement or the terms of the Warrants which requires consents of Holders, without the consent of the Holder of each Warrant affected thereby.

     SECTION 6.02.  Notices and Demands to the Company and Warrant Agent.  If
                    ----------------------------------------------------
the Warrant Agent shall receive any notice or demand addressed to the Company by the Holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice of demand to the Company.

     SECTION 6.03.  Addresses.  Any communications from the Company to the
                    ---------
Warrant Agent with respect to this Warrant Agreement shall be addressed to _____________, Attention: ____________, and any communications from the Warrant Agent to the Company with respect to this Warrant Agreement shall be addressed to the Company at 100 Church Street, 12th Floor, New York, New York 10080-6512,
Attention: Secretary, with a copy to the Treasurer at World Financial Center, South Tower, 225 Liberty Street, New York, New York, 10080-0736 (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

     SECTION 6.04.  Governing Law.  This Warrant Agreement and each Warrant
                    --------------
Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made and to be performed in such state.

     SECTION 6.05.  Delivery of Prospectus.  The Company will furnish to the
                    ----------------------
Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the Holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise, a Prospectus.

     SECTION 6.06.  Obtaining of Governmental Approvals.  The Company will from
                    -----------------------------------
time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including, without limitation, maintenance of the effectiveness of a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933), which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrant Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

     SECTION 6.07.  Persons Having Rights under Warrant Agreement.  Nothing in
                    ---------------------------------------------
this Warrant Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the Holders of the Warrant Certificates.

     SECTION 6.08.  Headings.  The descriptive headings of the several Articles
                    --------
and Sections of this Warrant Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 6.09.  Counterparts.  This Warrant Agreement may be executed in any
                    ------------
number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 6.10.  Inspection of Agreement.  A copy of this Warrant Agreement
                    -----------------------
shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit its Warrant Certificate for inspection by it.

     [SECTION 6.11.  Adjustment of Number of [Preferred Stock] [Shares of Common
                     -----------------------------------------------------------
Stock]; Notices.  The number of [Preferred Shares] [shares of Common Stock]
---------------
purchasable upon the exercise of each Warrant (the "Exercise Rate") is subject to adjustment from time to time as provided in this Section.

     (a) Dividends or Distributions in [Preferred Stock] [Shares of Common
         -----------------------------------------------------------------
Stock].  In case the Company shall pay or make a dividend or other distribution
------
on [any class or series of Preferred Stock for which Warrants may be exercised] [its Common Stock] in [such Preferred Stock] [shares of its Common Stock], the Exercise Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Exercise Rate by a fraction of which the numerator shall be the number of shares of [such Preferred Stock] [Common Stock] outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of [Preferred Stock] [Common Stock] at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of [Preferred Stock] [Common Stock] held in the treasury of the Company.

     (b) Rights or Warrants.  In case the Company shall issue rights or warrants
         ------------------
to all Holders of [a class or series of its Preferred Stock for which Warrants may be exercised] [shares of its Common Stock] entitling them to subscribe for or purchase shares of [such Preferred Stock] [Common Stock] at a price per share less than the current market price per share (determined as provided in paragraph (f) of this Section) of [such Preferred Stock] [Common Stock] on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Exercise Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Exercise Rate by a fraction of which the numerator shall be the number of shares of [such Preferred Stock] [Common Stock] outstanding at the close of business on the date fixed for such determination plus the number of shares of [such Preferred Stock] [Common Stock] which the aggregate of the offering price of the total number of shares of [such Preferred Stock] [Common Stock] so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of [such Preferred Stock] [Common Stock] outstanding at the close of business on the date fixed for such determination plus the number of shares of [such Preferred Stock] [Common Stock] so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of [Preferred Stock] [Common Stock] at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of [Preferred Stock] [Common Stock]. The Company will not issue any rights or warrants in respect of shares of [Preferred Stock] [Common Stock] held in the treasury of the Company.

     (c)  Subdivision or Combination.  In case outstanding shares of [a class or
          --------------------------
series of its Preferred Stock for which Warrants are exercisable] [Common Stock] shall be subdivided into a greater number of shares of [such Preferred Stock] [Common Stock], the Exercise Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of [a class or series of its Preferred Stock for which Warrants are exercisable] [Common Stock] shall each be combined into a smaller number of shares of [such Preferred Stock] [Common Stock], the Exercise Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (d) Dividend or Distribution of Assets.  In case the Company shall, by
         ----------------------------------
dividend or otherwise, distribute to all Holders of [a class or series of its Preferred Stock for which Warrants are exercisable] [shares of its Common Stock] evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (b) of this Section, any dividend or distribution paid in cash out of the retained earnings of the Company and any dividend or distribution referred to in paragraph (a) of this Section), the Exercise Rate shall be adjusted so that the same shall equal the price determined by dividing the Exercise Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (f) of this Section) of [such Preferred Stock] [Common Stock] on the date fixed for such determination less the then fair-market value (as determined by the Board of Directors or an authorized committee thereof, whose determination shall be conclusive and described in a Resolution filed with the Warrant Agent and any other Registrar) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of [such Preferred Stock] [Common Stock] and the denominator shall be such current market price per share of [such Preferred Stock] [Common Stock], such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

     (e) Reclassification.  The reclassification of [a class or series of its
         ----------------
Preferred Stock for which Warrants are exercisable] [the Company's Common Stock] into securities other than such [Preferred Stock] [Common Stock] (other than any reclassification upon a consolidation or merger to which paragraph (1) of this Section applies) shall be deemed to involve (i) a distribution of such securities other than such [Preferred Stock] [Common Stock] to all Holders of [such Preferred Stock] [Common Stock] (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (d) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of [such Preferred Stock] [Common Stock] outstanding immediately prior to such reclassification into the number of shares of [such Preferred Stock] [Common Stock] outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "The day upon which such subdivision becomes effective" or "The day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section).

     (f) Current Market Price.  For the purpose of any computation under
         --------------------
paragraphs (b) and (d) of this Section, the current market price per share of [Preferred Stock] [Common Stock] on any date shall be deemed to be the average of the daily closing prices for the 15 consecutive Business Days selected by the Company commencing not less than 20 nor more than 30 Business Days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such Preferred Stock are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such Preferred Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such Preferred Stock are not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for the purpose. In the event that no such market trading exists, the current market price of such Preferred Stock will be determined by three independent nationally reorganized investment banking firms selected by the Company in such manner as the Board of Directors or an authorized committee thereof deems appropriate. "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions where Warrants may be surrendered for exercise are authorized or obligated by law or executive order to close.

     (g) Adjustments for Tax Purposes.  The Company may make such adjustments in
         ----------------------------
the Exercise Rate, in addition to those required by paragraphs (a), (b), (c) and
(d) of this Section, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

     (h) No Adjustment Below Par Value.  Notwithstanding the provisions of this
         -----------------------------
Section, the Exercise Rate shall not be increased such that the price paid per share would be less than the par value thereof as a result of any adjustment made hereunder unless, under applicable law then in effect, Warrants may be exercised, at such lower Exercise Rate, for legally issued, fully paid and nonassessable shares of [Preferred Stock] [Common Stock].

     (i) Permitted Distributions.  The granting of the right to purchase shares
         -----------------------
of [Preferred Stock] [Common Stock] (whether from treasury shares or otherwise), pursuant to (i) any dividend or interest reinvestment plan or [Preferred Stock] [Common Stock] purchase plan providing for the reinvestment of dividends or interest payable on securities of the Company and/or the investment of periodic optional payments; and (ii) any stock option plans and/or employee benefit or similar plans shall not be deemed to constitute an issue of rights or warrants by the Company.

     (j) No Adjustments Necessary.  No adjustment in the Exercise Rate shall be
         ------------------------
required unless such adjustment would require an increase or decrease of at least one percent in such Exercise Rate, provided, however, that any adjustment
                                         --------  -------
which by reason of this paragraph (j) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

     (k) Notice of Adjustment.  Whenever the Exercise Rate is adjusted as herein
         --------------------
provided, the Company shall forthwith (i) compute the adjusted Exercise Rate in accordance herewith and prepare a certificate signed by an officer of the Company setting forth the adjusted Exercise Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Warrant Agent and any other Registrar and (ii) cause a notice stating that such adjustment has been effected and the adjusted Exercise Rate to be mailed to the Holders of Warrants at their last addresses as they shall appear on the Warrant Register.

     (l) Successor Company.  In case of any reclassification or change of
         -----------------
outstanding shares of [the class or series of Preferred Stock issuable upon exercise of the Warrants] [Common Stock] (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger or consolidation of the Company with one or more other corporations (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of [the class or series of Preferred Stock issuable upon exercise of the Warrants] [Common Stock]), or in case of the merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Holder of Warrants of each series then outstanding shall have the right to exercise such Warrant for the kind and amount of shares of capital stock or other securities and property, including cash, receivable upon reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of [such class or series of Preferred Stock] [Common Stock] for which such Warrant might have been exercised immediately prior to such reclassification, change consolidation, merger, sale or conveyance. In any such case, the Company, or such successor or purchasing corporation, as the case may be, shall execute and deliver to the Warrant Agent a supplemental Warrant Agreement containing provisions to the effect set forth above and providing further for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions shall similarly apply to successive reclassifications, changes, consolidation, mergers, sales and conveyances.

     (m) Company to Reserve Capital Securities.  The Company shall at all times
         -------------------------------------
reserve and keep available out of the
aggregate of its authorized but unissued shares or its issued shares held in its treasury, or both, for the purpose of effecting the exercise of the Warrants, such full number of its duly authorized shares of [Preferred Stock] [Common Stock] as shall from time to time be sufficient to effect the exercise of all outstanding Warrants.

     If any shares of [Preferred Stock] [Common Stock] reserved or to be reserved for the purpose of exercise of Warrants hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly delivered upon exercise, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure registration or approval, as the case may be.

     The Company covenants that all shares of [Preferred Stock] [Common Stock] which may be delivered upon exercise of Warrants shall upon delivery be fully paid and nonassessable by the Company, subject to applicable law and, except for taxes in connection with the exercise of the Warrants, free from all taxes, liens and charges with respect to the issue or delivery thereof.

     (n) Company to Give Notice of Certain Events.  In the event
         ----------------------------------------

          (1) that the Company shall pay any dividend or make any distribution to the Holders of shares of [Preferred Stock issuable upon exercise of the Warrants] [Common Stock] otherwise than in cash charged against consolidated net earnings or retained earnings of the Company and its consolidated subsidiaries or in [such Preferred Stock] [shares of Common Stock]; or

          (2) that the Company shall offer for subscription or purchase, pro rata, to the Holders of [Preferred Stock issuable upon exercise of the Warrants] [Common Stock] any additional shares of stock of any class or any securities exercisable for or exchangeable for stock of any class; or

          (3) of any reclassification or change of outstanding shares of [the class or series of Preferred Stock issuable upon the exercise of the Warrants] [Common Stock] (other than a change in par value, or from par value to no par value, or from no par combination), or of any merger of consolidation of the Company with, or merger of the Company into, another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in reclassification or change of outstanding shares of [Preferred Stock issuable upon exercise of the Warrants] [Common Stock]), or of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety; or

          (4) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such events, the Company will file with the Warrant Agent and any other Registrar written notice thereof at least twenty days (or ten days in any case specified in clause (1) or (2) above) prior to (i) the record date fixed with respect to any of the events specified in (1) and (2) above and (ii) the effective date of any of the events specified in (3) above; and shall mail promptly after providing such notice to the Warrant Agent or such other Registrar a copy of such notice to the Holders thereof at their last addresses as they shall appear upon the Warrant Register. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     (o) Company Determination Final.  Any determination that the Company or the
         ---------------------------
Board of Directors or an authorized committee thereof must make pursuant to this Section shall be final and binding, absent (in the case of any numerical calculation) manifest error.

     (p) Warrant Agent's Adjustment Disclaimer.  The Warrant Agent has no duty
         -------------------------------------
to determine when an adjustment under this Section should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether a supplemental warrant agreement under paragraph (l) need be entered into or whether any provisions of any supplemental warrant agreement are correct. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section.

     (q) Adjustments and Warrant Certificates.  Irrespective of any adjustments
         ------------------------------------
in the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of shares per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

     (r) Subsequent Event.  After an adjustment to the Exercise Rate under this
         ----------------
Section, any subsequent event requiring an adjustment under this Section shall cause an adjustment to the Exercise Rate as so adjusted.

     SECTION 6.12.  Fractional Shares.  The Company shall not be required to
                    -----------------
deliver fractions of shares of [Preferred Stock] [Common Stock] upon exercises of Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same Holder, the number of full shares which shall be deliverable upon exercise thereof shall be computed on the basis of the aggregate of the Warrants so surrendered instead of any fractional share of [Preferred Stock] [Common Stock] which would otherwise be issuable upon exercise of any Warrant or Warrants (or specified portions thereof). The Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of [Preferred Stock] [Common Stock] (as determined in accordance with Section 6.11(f) or in any other manner prescribed by the Board of Directors or an authorized committee thereof) at the close of business on the last Business Day prior to the Date of Exercise.]

     IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be signed by one of its duly authorized officers, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or one of its Assistant Secretaries; and ___________________ has caused this Warrant Agreement to be signed by one of its duly authorized officers, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or one of its Assistant Secretaries, all as of the day and year first above written.

                                    MERRILL LYNCH & CO., INC.


                                    By _______________________

Attest:


_________________________



                                    [Warrant Agent]


                                    By _______________________


Attest:


_________________________

                                                                       EXHIBIT A
                                                                       ---------

THIS WARRANT CERTIFICATE IS A GLOBAL WARRANT CERTIFICATE WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN CERTIFICATED FORM, THIS WARRANT CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS WARRANT CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.                                                                    CUSIP No.


                      (Form of Global Warrant Certificate)

[Form of Legend if                      Prior to ______ this
Offered Securities                      Warrant cannot be
with Warrants which                     transferred or exchanged
are not immediately                     unless attached to a
detachable:                             [Title of Offered
                                        Securities].]


[Form of Legend if                      Prior to ________ this
Warrants are not                        Warrant cannot be
immediately exercisable:                exercised in whole or in
                                        part.]




                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                           AGENT AS PROVIDED HEREIN.

                           MERRILL LYNCH & CO., INC.

                                PURCHASE WARRANT

                       FOR [Title of Warrant Securities]

     VOID AFTER THE CLOSE OF BUSINESS IN NEW YORK, NEW YORK ON
     ___________, ____.

     This certifies that CEDE & Co. or registered assigns is the registered holder of the above indicated number of Warrants, each Warrant entitling such Holder to purchase, at any time [after the close of business on ___________, ____ and] on or before the close of business on ____________, ____, [$]__________ shares of [Title of Warrant Securities] (the "Warrant Securities") of Merrill Lynch & Co., Inc. (the "Company"), issued and to be issued [by the Company], on the following basis: [on __________, ____,] the exercise price of each Warrant is [$]_______________, [during the period from _________, ____, through and including ___________, ____, the exercise price of each Warrant will be [$]___________, on ______________, ____, the exercise price of each Warrant will be [$]__________, during the period from __________, ____, through and including _____________, ____, the exercise price of each Warrant will be [$]________. The Holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, in lawful money of _______, [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent] or its successor as warrant agent (the "Warrant Agent"), currently at the address specified on the reverse hereof [or __________,] and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of _____________, ____ (the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at _________________].

          The Company, the Warrant Agent and any agent of the Company or the Warrant Agent may deem and treat the registered owner hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent nor any agent of the Company or the Warrant Agent shall be affected by any notice to the contrary.

          Subject to the terms of the Warrant Agreement and certain restrictions set forth above, upon due presentment for registration of transfer of this Global Warrant Certificate at the Warrant Agent Office of the Warrant Agent in New York City, the Company shall execute and the Warrant Agent shall authenticate and deliver in the name of the designated transferee a new Global Warrant Certificate of like tenor and evidencing a like number of Warrants as evidenced by this Global Warrant Certificate at the time of such registration of transfer, which shall be issued to the designated transferee in exchange for this Global Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge.

          This Global Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

     This Warrant Certificate shall not entitle the Holder hereof to any of the rights of a registered holder of the Warrant Securities, including, without limitation, the right [to vote or] to receive payments of [dividends or distributions of any kind.]

     This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

Dated as of __________, ____

                                    MERRILL LYNCH & CO., INC.



                                    By _______________________


Attest:

__________________________
     Countersigned:

__________________________
    As Warrant Agent:

By _______________________
   Authorized Signature

                                       3